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                      JW CHARLES FINANCIAL SERVICES, INC.
                           980 NORTH FEDERAL HIGHWAY
                                   SUITE 210
                           BOCA RATON, FLORIDA 33432

                                 SUPPLEMENT TO
                                PROXY STATEMENT
                          DATED APRIL 30, 1996 FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1996

To the Stockholders of
JW Charles Financial Services, Inc.:

    This is a Supplement to the Proxy Statement previously mailed to stockholders on or about April 30, 1996 in connection with the solicitation of proxies by the Board of Directors of JW Charles Financial Services, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 11, 1996 at 10:00 a.m. Eastern Time, at the Company's Executive Offices, 980 North Federal Highway, Suite 310, Boca Raton, Florida (the "Annual Meeting"). The purpose of this Supplement is to update the stockholders about a proposed transaction that could affect the voting at the Annual meeting, because it would reduce the number of shares outstanding and entitled to be voted at the Annual Meeting by 1,915,849 shares or approximately 49%. The proposed transaction, which has been reported in the Company's recent report on Form 10-Q for the quarter ended March 31, 1996, is described below.

               AGREEMENT IN PRINCIPLE FOR ACCELERATED REPURCHASE
                    OF ALL SHARES OWNED BY GILMAN CMG, INC.

    As recently reported, on May 15, 1996, the Company entered into an agreement in principle (the "Agreement") with Gilman CMG, Inc. ("GCMG") for an accelerated repurchase of all of the Company's shares of Common Stock owned by GCMG -- representing approximately 49% of the outstanding Common Stock that would be entitled to be voted at the Annual Meeting -- which are currently subject to that certain Stock Repurchase Agreement, dated May 15, 1995, between the Company and certain affiliates of GCMG ("Gilman") described in the Proxy Statement under "Certain Transactions". According to the terms proposed for the transaction, the Company would repurchase all of the shares owned by GCMG at a closing expected to occur prior to the Annual Meeting (the "Transaction"). If the Transaction is consummated prior to the Annual Meeting as anticipated, the shares formerly owned by GCMG would no longer be outstanding and would not be entitled to be voted at the Annual Meeting. That result would not affect the rights of any other stockholder to vote his or her shares of Common Stock at the Annual Meeting, although it would change the number of shares required to constitute a quorum at the Annual Meeting and the number of shares for approval of any action taken at the Annual Meeting. These potential effects are described below with respect to the matters to be voted on at the Annual Meeting, which otherwise have not changed from the descriptions contained in the Notice of Annual Meeting and the Proxy Statement previously disseminated.

    The total consideration payable by the Company in the Transaction would consist of a promissory note in the principal amount of $6,125,000 (the "Stock Note") and the $1,155,000 in cash that has previously been paid to GCMG for the 1996 installment purchase of GCMG shares under the original stock repurchase arrangement. The Company and GCMG are currently engaged in negotiations and preparations of definitive documents with respect to the Transaction, and they anticipate that such documents will be executed and the Transaction consummated before the Annual Meeting.

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                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

    Giving effect to the consummation of the Transaction as proposed, the table and accompanying notes under the heading "Voting Securities and Principal Stockholders" appearing on Page 2 of the Proxy Statement would read as follows:

                                                                                NUMBER OF SHARES
                                                                                  BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                              OWNED         PERCENT OF CLASS
------------------------------------------------------------------------------  -----------------  -------------------
Marshall T. Leeds (1)(2)......................................................         630,000                29%
Joel E. Marks (1)(3)(4).......................................................         244,989                12%
Gregg S. Glaser (4)...........................................................          51,000                 3%
William Dennis Ferguson (4)...................................................          35,000                 2%
Stephen W. Cropper (5)........................................................               0              *
John R. Faiella (5)...........................................................               0              *
Joseph P. Robilotto (5).......................................................               0              *
Michael B. Weinberg (5).......................................................               0              *
All directors and executive officers as a group
 (8 persons) (2)(3)(4)........................................................         960,989                43%

------------------------
*   Less than one percent (1%).

(1) In connection with the Transaction, Mr. Leeds and Mr. Marks would agree, for so long as the Company is obligated to make payments to GCMG under the Stock Note, to support for election as directors of the Company a number of persons, constituting one-half of the Board of Directors, identified by GCMG. See "Election of Directors," below.

(2) Includes 150,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(3) Includes 114,000 shares of Common Stock owned by Mr. Marks' wife and 80,000 shares of Common Stock owned by Mr. Marks as custodian for his minor children.

(4) Includes 30,000 shares of Common Stock issuable upon exercise of currently exercisable stock options held by each of Messrs. Marks, Glaser and Ferguson.

(5) Messrs. Cropper, Faiella, Robilotto and Weinberg are the nominees identified by GCMG.

                             ELECTION OF DIRECTORS

    In connection with the Transaction, Mr. Leeds and Mr. Marks would agree, for so long as the Company is obligated to make payments to GCMG under the Stock Note, to support for election as directors of the Company a number of persons, constituting one-half of the Board of Directors, identified by GCMG. The effect of that agreement would not be different from the existing arrangements among GCMG and Messrs. Leeds and Marks previously described in the Proxy Statement under "ELECTION OF DIRECTORS -- Arrangements for Board and Management". With respect to the election of directors at the Annual Meeting, GCMG previously identified four of the eight current nominees listed in the Proxy Statement and the accompanying proxy card, and there would be no change of any nominees as a result of the Transaction.

                                    GENERAL

    The proposed Transaction, whether or not it is consummated before the Annual Meeting, does not directly affect your vote of your shares of Common Stock. Your vote and participation are still important to the Company. Accordingly, all stockholders are urged to fill in, date and sign the form of proxy previously delivered to them with the Notice of Annual Meeting and Proxy Statement and return it to the Company as soon as possible if they have not already done so. Of course, if any stockholder wishes to revoke a proxy previously given (whether because of the proposed Transaction

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or otherwise), he or she is free to do so by notifying the Company in the manner described in the Proxy Statement, by attending the Annual Meeting and voting in person, or by giving a later date proxy to another person. The Company believes, however, that the Transaction would be beneficial to it and to the remaining stockholders.

    NO PROXY CARD IS ENCLOSED WITH THIS SUPPLEMENT. PLEASE USE THE PROXY CARD PREVIOUSLY DELIVERED WITH THE NOTICE OF ANNUAL MEETING TO CAST YOUR VOTE. IF YOU HAVE MISLAID YOUR PROXY CARD, OR OTHERWISE DESIRE TO RECEIVE A NEW PROXY CARD (OR ANOTHER COPY OF THE PROXY STATEMENT), PLEASE CONTACT THE COMPANY AS FOLLOWS:

                      JW Charles Financial Services, Inc.
                           980 North Federal Highway
                                   Suite 310
                           Boca Raton, Florida 33432
                      Attn: Investors Relations Department

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Joel E. Marks
                                          SECRETARY

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